                                           June 25, 1997



MS Financial, Inc.
700 S. Pear Orchard Road
Ridgeland, MS  39157

Gentlemen:

        This letter confirms our agreement that the Agreement and Plan of Merger by and among us dated as of February 7, 1997 (the "Merger Agreement") is amended as follows:

        1. Sections 1.2 (g) and (h) of the Merger Agreement and all references to Sections 1.2 (g) and (h) in the Merger Agreement are deleted;

        2. Section 1.2 (d) of the Merger Agreement is amended to read in its entirety as follow:

                "(d) Maximum and Minimum Exchange Ratio. Notwithstanding the provisions of Section 1.2 (c) above and except for any adjustment made pursuant to Section 1.2 (e), in no event will the Exchange Ratio exceed .37 or be less than 0.28."

        3.      Sections 2.2 (f), 8.2, 8.3, 8.4, 8.5, 8.6, 8.10, 8.37, 8.61 and
        8.70 of the Merger Agreement are deleted;

        4. Section 7.1 (b) of the Merger Agreement is amended by changing the date referenced therein from "June 30, 1997" to "August 15, 1997"; and

        5. Section 8.77 of the Merger Agreement is amended to read in its entirety as follows:

                "8.77. "Per Share Amount" means $1.63, or such amount adjusted pursuant to Section 1.2 (e) if such an adjustment is to be made."

        Please acknowledge your agreement to the foregoing by signing this letter in the space provided below.

                                           Sincerely,

                                           SEARCH FINANCIAL SERVICES INC.

                                           By: /s/ GEORGE C. EVANS
                                              --------------------------------
                                              George C. Evans
                                              Chairman of the Board and
                                              Chief Executive Officer

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Letter: MS Financial, Inc.
June 25, 1997
Page 2



                                        SEARCH CAPITAL ACQUISITION CORP.


                                        By: /s/ ROBERT D. IDZI
                                           -------------------------------
                                           Robert D. Idzi
                                           Senior Executive Vice President


Agreed:

MS FINANCIAL, INC.



By: /s/ JAMES B. STUART, JR.
   -------------------------------
   James B. Stuart, Jr., Chairman

        The undersigned acknowledge (1) their agreement to the foregoing amendments to the Merger Agreement (the "Amendment"), (2) that the Stockholders Agreement dated as of February 7, 1997 by and among Search Financial Services, Inc. and the undersigned (the "Stockholders Agreement") remains in full force and effect and (3) that all references in the Stockholders Agreement to the Merger Agreement shall be to the Merger Agreement as amended by the Amendment.

                                        MS FINANCIAL SERVICES, INC.


                                        By: /s/ JAMES B. STUART, JR.
                                            -------------------------------
                                            James B. Stuart, Jr.


                                        MS DIVERSIFIED CORPORATION


                                        By: /s/ JAMES B. STUART, JR.
                                            -------------------------------
                                            James B. Stuart, Jr., President


                                        GOLDER, THOMA, CRESSY, RAUNER
                                        FUND IV, L.P.

                                        By:  GTCR IV, L.P., its General Partner

                                             By:  Golder, Thoma, Cressy, Rauner,
                                                  Inc., its General Partner

                                             By: /s/ DONALD J. EDWARDS
                                                -------------------------------
                                                Donald J. Edwards
                                                Its: Principal